EXHIBIT 10.1

Stock Purchase Agreement

by

Fischer-Watt Gold Company, Inc.

and

Shareholders of New Fork Uranium Corporation

Dated March 14, 2012

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of March 14, 2012 by FISCHER-WATT GOLD COMPANY, INC., a Nevada corporation (“Buyer”), and those individuals and entities who have executed the signature page to this Agreement (collectively, “Sellers” and individually, a “Seller”).

RECITALS

Sellers desire to sell, and Buyer desires to purchase, all issued and outstanding shares (the “Shares”) of capital stock of New Fork Uranium Corporation, a Wyoming corporation (the “Company”), for the consideration and on the terms set forth in this Agreement.

It is intended that the sale and purchase of the Shares qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(b) of the Internal Revenue Code of 1986, as amended (the “Code”).

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1.  DEFINITIONS AND USAGE

1.1

DEFINITIONS

“Adjoining Property”—as defined in Section 3.16(e).

“Agreement”—as defined in the first paragraph of this Agreement.

“Balance Sheet Date”—as defined in Section 3.4.

“Breach”—any breach of, or any inaccuracy in, any representation or warranty or breach of, or failure to perform or comply with, any covenant or obligation in or of the Contract in question, or any event that with the passing of time or the giving of notice, or both, would constitute such a breach, inaccuracy, or failure.

“Business Day”—any day other than (a) Saturday or Sunday or (b) any other day on which national banks in Colorado are generally permitted or required to be closed.

“Buyer”—as defined in the first paragraph of this Agreement.

“Buyer Indemnified Persons”—as defined in Section 6.2.

 “Cleanup”—all actions to clean up, remove, treat, or in any other way address the presence, Release, or Threat of Release of any Hazardous Material whether or not any expense incurred in connection with such action constitutes a capital expenditure.

“Closing”—as defined in Section 2.3.

“Closing Date”—the date on which the Closing occurs.

“Closing Payment”—as defined in Section 2.2.

“Code”— as defined in the Recitals of this Agreement.

“Company”—as defined in the Recitals of this Agreement.

“Consent”—any approval, consent, ratification, waiver, or other authorization.

“Contemplated Transactions”—the transactions contemplated by this Agreement.

“Consideration Shares” -  as defined in Section 2.3.

“Contract”—any agreement, contract, lease, consensual obligation, promise, commitment, or undertaking (whether written or oral and whether express or implied), whether or not legally binding.

“Disclosure Letter”—the disclosure letter delivered by Sellers to Buyer concurrently with the execution and delivery of this Agreement.

 “Employee Plan”—as defined in Section 3.11(a).

“Encumbrance”—any charge, claim, community or other marital property interest, condition, equitable interest, lien, option, pledge, security interest, mortgage, right of way, easement, encroachment, servitude, right of first option, right of first refusal, or similar restriction, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

“Environment”—soil, land surface and subsurface strata, surface waters (including navigable and nonnavigable inland and ocean waters), groundwaters, drinking water supply, stream sediments, ambient air (indoor air), plant and animal life, and any other environmental medium or natural resource.

“Environmental, Health, and Safety Liability”—any Loss, obligation, or other responsibility resulting from or arising under an Environmental Law or an Occupational Safety and Health Law.

“Environmental Law”—any Legal Requirement that provides for or relates to:

(a)

advising appropriate authorities, employees, or the public with respect to the use of any Hazardous Material, the Release or Threat of Release of Hazardous Material, violation of discharge or emission limits or other prohibitions, or any Hazardous Activity or any activity, such as resource extraction or construction, that could have a significant effect on the Environment;

(b)

preventing or reducing to acceptable levels the Release of Hazardous Material into the Environment;

(c)

reducing the quantities, or minimizing or controlling the hazardous characteristics, of Hazardous Material that are generated;

(d)

assuring that products are designed, formulated, packaged, and used so that they do not present an unreasonable risk to human health or the Environment when used or disposed of;

(e)

protecting the Environment;

(f)

reducing the risks involved in the transportation of Hazardous Material;

(g)

the cleanup of Hazardous Material that has been Released, preventing its Release, or addressing the Threat of Release, or paying the costs of such actions; or

(h)

making a Person compensate any other Person for damage done to its health or property or the Environment or permitting self-appointed representatives of the public interest to recover for injuries done to public assets or resources.

“Equity Security”—in respect of any Person, (a) any capital stock or similar security, (b) any security convertible into or exchangeable for any security described in clause (a), (c) any option, warrant, or other right to purchase or otherwise acquire any security described in clauses (a), (b), or (c), and (d) any “equity security” within the meaning of the Exchange Act.

“ERISA”—the Employee Retirement Income Security Act of 1974.

“Exchange Act”—the Securities Exchange Act of 1934.

“Facilities”—any real property owned or operated or formerly owned or operated by the Company and any buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) owned or operated or formerly owned or operated by the Company.

“Financial Statements”—as defined in Section 3.4.

“GAAP”—generally accepted accounting principles in the United States.

“Governmental Authorization”—any (a) Consent, license, registration, or permit issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

“Governmental Body”—any:

(a)

nation, state, county, city, town, borough, village, district, or other jurisdiction;

(b)

federal, state, local, municipal, foreign, multinational, or other government;

(c)

governmental or quasi-governmental authority of any nature (including any agency, branch, department, board, commission, court, tribunal, or other entity exercising governmental or quasi-governmental powers);

(d)

body exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power, whether local, national, or international; or

(e)

official of any of the foregoing.

 “Hazardous Activity”—the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use of Hazardous Material and any other act, business, operation, or activity that increases the danger, or poses a risk of harm, to the Environment.

“Hazardous Material”—any substance, material, or waste that is or will forseeably be regulated by any Governmental Body, including any material, substance, or waste that is defined or classified as a “hazardous waste,” “hazardous material,” “hazardous substance,” “extremely hazardous waste,” “pollutant,” “restricted hazardous waste,” “contaminant,” “toxic waste,” “pollutant,” or “toxic substance” under any provision of Environmental Law, including petroleum, petroleum products, asbestos, presumed asbestos-containing material or asbestos-containing material, urea formaldehyde, or polychlorinated biphenyls.

“Indemnified Person”—as defined in Section 6.7(a).

“Indemnifying Person”—as defined in Section 6.7(a).

“Interim Balance Sheet”—as defined in Section 3.4.

“Interim Balance Sheet Date”—as defined in Section 3.4.

“IRS”—the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

“Knowledge”—

(a)

An individual will be deemed to have Knowledge of a particular fact or other matter if:

(i)

that individual is actually aware of that fact or matter; or

(ii)

a prudent individual could be expected to discover or otherwise become aware of that fact or matter in the course of conducting a reasonably comprehensive investigation regarding the accuracy of any representation or warranty in this Agreement.

(b)

A Person (other than an individual) will be deemed to have Knowledge of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, manager, executor, or trustee of that Person (or in any similar capacity) has, or at any time had, Knowledge of that fact or other matter (as set forth in clauses (a)(i) and (ii) above).

 “Knowledge of Sellers”—Knowledge of any Seller or the Company.

“Legal Requirement”—any constitution, law, ordinance, principle of common law, code, rule, regulation, statute, act, treaty, or order of general applicability of any Governmental Body, including rules and regulations promulgated thereunder.

“Loss”—any cost, loss, liability, obligation, claim, cause of action, damage, deficiency, expense (including costs of investigation and defense and reasonable attorneys’ fees and expenses), fine, penalty, judgment, award, assessment, or diminution of value.

“Material Adverse Change”—with respect to the Company, any event, change, development, or occurrence that, individually or together with any other event, change, development, or occurrence, is materially adverse to its business, condition (financial or otherwise), assets, results of operations, or prospects.

“Occupational Safety and Health Law”—any Legal Requirement designed to promote safe and healthful working conditions and to reduce occupational safety and health hazards, including the Occupational Safety and Health Act, and any program, whether governmental or private (such as those promulgated or sponsored by industry associations and insurance companies), designed to promote safe and healthful working conditions.

“Order”—any order, injunction, judgment, decree, ruling, assessment, or arbitration award of any Governmental Body or arbitrator.

“Ordinary Course of Business”—an action taken by a Person will be deemed to have been taken in the Ordinary Course of Business only if that action:

(a)

is consistent in nature, scope, and magnitude with the past practices of such Person and is taken in the ordinary course of the normal, day-to-day operations of such Person; and

(b)

does not require authorization by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and does not require any other separate or special authorization of any nature.

“Organizational Documents”—(a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the certificate of formation and limited liability company agreement, operating agreement, or like agreement of a limited liability company; (c) the partnership agreement and any statement of partnership of a general partnership; (d) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (e) any charter or agreement or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (f) any amendment to or restatement of any of the foregoing.

“Owned Real Property”—as defined in Section 3.6(a).

“Permitted Encumbrances”—(a) Encumbrances for Taxes and other governmental charges and assessments (except assessments for public improvements levied, pending, or deferred against Owned Real Property) that are not yet due and payable, (b) Encumbrances of carriers, warehousemen, mechanics, and materialmen and other like Encumbrances arising in the Ordinary Course of Business (provided lien statements have not been filed or such Encumbrances otherwise perfected), (c) statutory Encumbrances in favor of lessors arising in connection with any property leased to the  Company, and (d) Encumbrances disclosed in the Financial Statements.

“Person”—an individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture, other entity, or a Governmental Body.

“Proceeding”—any action, arbitration, mediation, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, judicial, or investigative) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

“Purchase Price”—as defined in Section 2.2.

“Real Property”—as defined in Section 3.6(b).

“Record”—information that is inscribed on a tangible medium or that is stored in an electronic or other medium.

“Related Person”—

(a)

With respect to an individual:

(i)

each other member of such individual’s Family;

(ii)

any Person that is directly or indirectly controlled by such individual or any one or more members of such individual’s Family;

(iii)

any Person in which members of such individual’s Family hold (individually or in the aggregate) a Material Interest; and

(iv)

any Person with respect to which one or more members of such individual’s Family serves as a director, officer, partner, manager, executor, or trustee (or in a similar capacity).

(b)

With respect to a Person other than an individual:

(i)

any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with, such specified Person;

(ii)

any Person that holds a Material Interest in such specified Person;

(iii)

each Person that serves as a director, officer, partner, manager, executor, or trustee of such specified Person (or in a similar capacity);

(iii)

any Person in which such specified Person holds a Material Interest; and

(iv)

any Person with respect to which such specified Person serves as a general partner, manager, or a trustee (or in a similar capacity).

(c)

For purposes of this definition:

(i)

“control” (including “controlling,” “controlled by,” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise, and shall be construed as such term is used in the rules promulgated under the Exchange Act;

(ii)

the “Family” of an individual includes (A) the individual, (B) the individual’s spouse, (C) any other natural person who is related to the individual or the individual’s spouse within the second degree, and (D) any other natural person who resides with such individual; and

(iii)

 “Material Interest” means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of voting securities or other voting interests representing at least 10% of the outstanding voting power of a Person or Equity Securities representing at least 10% of the outstanding equity interests in a Person.

 “Release”—any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching, or migration on or into the Environment, or into or out of any property.

“Representative”—with respect to a particular Person, includes any director, officer, manager, employee, agent, consultant, advisor, accountant, financial advisor, or legal counsel of such Person.

“Securities Act”—the Securities Act of 1933.

“SEC” – Securities and Exchange Commission.

“Seller(s)”—as defined in the first paragraph of this Agreement.

“Sellers’ Closing Documents”—the releases specified in Section 2.4(a)(v), and each other document to be executed or delivered by any Seller at the Closing.

“Sellers’ Releases”–as defined in Section 2.4.

“Sellers’ Representative”—as defined in Section 7.5(a).

“Shares”—as defined in the Recitals of this Agreement.

“Subsidiary”—with respect to any Person (the “Owner”), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation’s or other Person’s board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than Equity Securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries.

“Tax”—any income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental, windfall profit, customs, vehicle, airplane, boat, vessel or other title or registration, capital stock, franchise, employees’ income withholding, foreign or domestic withholding, Social Security, unemployment, disability, real property, personal property, sales, use, transfer, value added, concession, alternative, add-on minimum and other tax, fee, assessment, levy, tariff, charge, or duty of any kind whatsoever and any interest, penalty, addition, or additional amount thereon imposed, assessed, or collected by or under the authority of any Governmental Body or payable under any tax-sharing agreement or any other Contract.

“Tax Return”—any return (including any information return), report, statement, schedule, notice, form, declaration, claim for refund, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

“Third Party”—a Person that is not the Company or a party to this Agreement.

“Third-Party Claim”—any claim against any Indemnified Person by a Third Party, whether or not involving a Proceeding.

“Threat of Release”—a reasonable possibility of a Release that could require action (including triggering notification or reporting under Environmental Law) in order to prevent or mitigate damage to the Environment that could result from such Release.

1.2

USAGE

(a)

In this Agreement, unless expressly stated otherwise:

(i)

the singular includes the plural and vice versa;

(ii)

reference to any Person includes such Person’s successors and assigns, if applicable, but only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity;

(iii)

reference to a gender includes the other gender;

(iv)

reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or modified and in effect from time to time in accordance with its terms;

(v)

reference to any Legal Requirement means that Legal Requirement as from time to time in effect, including any amendment, modification, codification, replacement, or reenactment of such Legal Requirement;

(vi)

reference to any section or other provision of any Legal Requirement means that provision of such Legal Requirement as from time to time in effect, including any amendment, modification, codification, replacement, or reenactment of such section or other provision;

(vii)

“hereunder,” “hereof,” “hereto,” and words of similar import refer to this Agreement as a whole and not to any particular Article, Section, or other provision of this Agreement;

(viii)

“including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term;

(ix)

“or” is used in the inclusive sense of “and/or”;

(x)

“any” means “any and all”;

(xi)

with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding”;

(xii)

a reference to a document, instrument, or agreement also refers to all addenda, exhibits, or schedules thereto;

(xiii)

a reference to a “copy” or “copies” of any document, instrument, or agreement means a copy or copies that are complete and correct; and

(xiv)

a reference to a list, or any like compilation (whether in the Disclosure Letter or elsewhere), means that the item referred to is complete and correct.

(b)

Unless otherwise specified in this Agreement, all accounting terms used in this Agreement will be interpreted, and all accounting determinations under this Agreement will be made, in accordance with GAAP.

(c)

This Agreement was negotiated by the parties with the benefit of legal representation, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party as having been drafted by it will not apply to any construction or interpretation of this Agreement.

(d)

The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be part of this Agreement, and shall not be referred to in connection with the construction or interpretation of this Agreement.

2.  SALE AND TRANSFER OF SHARES; CLOSING

2.1

SHARES

Subject to the terms and conditions of this Agreement, and in reliance upon the representations, warranties, and covenants contained in this Agreement, at the Closing, Buyer shall purchase the Shares from Sellers, and Sellers shall sell and transfer the Shares to Buyer, free and clear of any Encumbrance.

2.2

PURCHASE PRICE

The purchase price for the Shares (the “Purchase Price”) is 50,000,000 shares of common stock, $.001 par value per share, of Buyer (the “Consideration Shares”).  At the Closing, Buyer shall deliver as payment of the Purchase Price certificates representing the Consideration Shares (the “Closing Payment”), which will be allocated among Sellers as set forth in Part 2.2 of the Disclosure Letter.

2.3

CLOSING

The purchase and sale (the “Closing”) provided for in this Agreement is being held simultaneously with the execution of this Agreement.

2.4

CLOSING OBLIGATIONS

At the Closing:

(a)

Sellers shall deliver to Buyer:

(i)

certificates representing the Shares, endorsed in blank (or accompanied by stock powers executed in blank) and otherwise in proper form for transfer;

(ii)

the Organizational Documents of the Company filed with any Governmental Body in connection with its organization, duly certified as of a recent date by the Secretary of State or other appropriate authority of the jurisdiction of its incorporation or organization, together with a certificate dated as of the Closing Date from the Secretary of the Company to the effect that no amendments to such Organizational Documents have been filed since the date referred to above;

(iii)

the Organizational Documents of the Company not filed with a Governmental Body in connection with its organization, certified as of the Closing Date by the Secretary of the Company;

(iv)

certificates dated as of a date not more than five (5) days prior to the Closing Date as to the good standing of the Company and payment of applicable state Taxes, issued by the appropriate Governmental Body of the jurisdiction of the Company’s organization and each jurisdiction in which the Company is licensed or qualified to do business as a foreign entity as specified in Part 3.1 of the Disclosure Letter;

(v)

releases in the form of Exhibit 2.4(a)(v) executed by Sellers;

(vi)

the Disclosure Letter executed by Sellers; and

(vii)

an employment agreement in the form of Exhibit 2.4(a)(vii), executed by James G. Baughman and Buyer.

(b)

Buyer shall deliver to Sellers’ Representative:

(i)

a certificate for the shares of the Consideration Shares to be issued to each Seller, registered in the name of such Seller and containing the legend set forth in Section 3.19(e);

(ii)

letters of resignation executed by Peter Bojtos and Gerald Helgeson pursuant to which they each resign as a director and officer of Buyer effective the day after the Closing Date; and

(iii)

a certificate of the Secretary of Buyer certifying an attached copy of resolutions or actions of Buyer’s board of directors appointing James G. Baughman to the board of directors of Buyer effective the day after the Closing Date.

3.  REPRESENTATIONS AND WARRANTIES OF SELLERS

Sellers, jointly and severally, represent and warrant to Buyer as follows:

3.1

ORGANIZATION AND GOOD STANDING

(a)

Part 3.1 of the Disclosure Letter lists the legal name of the Company, its type of legal entity, its jurisdiction of organization, and each jurisdiction in which it is qualified to do business as a foreign entity.  The Company is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization, with full power and authority to conduct its business as it is being conducted and to own or use its assets.  The Company is duly qualified to do business as a foreign entity and is in good standing under the laws of each jurisdiction that requires such qualification.

(b)

Sellers have delivered to Buyer copies of the Organizational Documents of the Company.  The Company is not in default under or in violation of any of its Organizational Documents.

(c)

The Company has not conducted business under or otherwise used, for any purpose or in any jurisdiction, any legal, fictitious, assumed, or trade name other than the names listed in Part 3.1 of the Disclosure Letter.

3.2

ENFORCEABILITY AND AUTHORITY; NO CONFLICT

(a)

This Agreement has been duly executed and delivered by each Seller and constitutes the legal, valid, and binding obligation of each Seller, enforceable against each Seller in accordance with its terms.  Each Sellers’ Closing Document constitutes the legal, valid, and binding obligation of such Seller, enforceable against such Seller in accordance with its terms.  Each Seller who is a natural person has the absolute and unrestricted right, power, authority, and capacity to execute and deliver, and to perform its obligations under, this Agreement and each Sellers’ Closing Document to which it is a party.  Each Seller who is not a natural person has the absolute and unrestricted right, power and authority to execute and deliver, and to perform its obligations under, this Agreement and each Sellers’ Closing Document to which it is a party. The execution, delivery and performance of this Agreement and of each Sellers’ Closing Document to which it is a party for each Seller who is not a natural person have been duly and validly authorized by all necessary entity action.

(b)

Except as set forth in Part 3.2(b) of the Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation or performance of any Contemplated Transaction will, directly or indirectly (with or without notice or lapse of time):

(i)

contravene, conflict with, or violate (A) any Organizational Document of the Company,  (B) any resolution adopted by the board of directors or the shareholders (or Persons exercising similar authority) of the Company; (C) any Organizational Document of each Seller who is not a natural person,  (B) any resolution adopted by the board of directors or the shareholders (or Persons exercising similar authority) of each Seller who is not a natural person.

(ii)

contravene, conflict with, or violate, or give any Governmental Body or other Person the right to challenge any Contemplated Transaction, or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company or any Seller, or any assets owned or used by the Company, could be subject;

contravene, conflict with, violate, result in the loss of any benefit to which the Company is entitled under, or give any Governmental Body the right to revoke, suspend, cancel, terminate, or modify, any Governmental Authorization held by the Company or that otherwise relates to the business of, or any assets owned or used by, the Company;

(iii)

Breach, or give any Person the right to declare a default or exercise any remedy or to obtain any additional rights under, or to accelerate the maturity or performance of, or payment under, or cancel, terminate, or modify, any Contract to which any Seller is a party;

result in the imposition or creation of any Encumbrance upon, or with respect to, any assets owned or used by the  Company; or

(c)

Except as set forth in Part 3.2(c) of the Disclosure Letter, no Seller or the Company is or shall be required to give notice to, or obtain Consent from, any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any Contemplated Transaction.

3.3

CAPITALIZATION OF COMPANY AND SUBSIDIARIES

(a)

The authorized Equity Securities of the Company consist of 100,000,000 shares of common stock, par value $0.001 per share, of which 57,000,000 shares, constituting the Shares, are issued and outstanding.  Sellers are the owners (of record and beneficially) of all of the Shares, free and clear of all Encumbrances, including any restriction on the right of any Seller to transfer the Shares to Buyer pursuant to this Agreement.  The assignments, endorsements, stock powers, or other instruments of transfer to be delivered by each Seller to Buyer at the Closing will be sufficient to transfer such Seller’s entire interest in the Shares (of record and beneficially) owned by such Seller.  Upon transfer to Buyer of the certificates representing the Shares, Buyer will receive good title to the Shares, free and clear of all Encumbrances.  Part 3.3(a) of the Disclosure Letter lists Sellers and the number of Shares held by each Seller.

(b)

All the outstanding Equity Securities of the Company have been duly authorized and validly issued, and are fully paid and nonassessable.  Except as set forth in Part 3.3(b) of the Disclosure Letter, there are no shareholder or other Contracts relating to any Equity Security of the Company, including the sale, voting, or transfer thereof.  No outstanding Equity Security or other security of the Company was issued in violation of the Securities Act or any other Legal Requirement.  The Company does not have any outstanding subscription, option, warrant, call or exchange right, convertible security, or other Contract or other obligations in effect giving any Person the right to acquire (whether by preemptive rights or otherwise) any Equity Security of the Company.

(c)

The Company does not own, or is a party to or bound by any Contract to acquire, any Equity Security or other security of any Person or any direct or indirect equity or ownership interest in any other business.  The Company is not obligated to provide funds to or make any investment (whether in the form of a loan, capital contribution, or otherwise) in any other Person.

3.4

FINANCIAL STATEMENTS

Sellers have delivered to Buyer:  (a) unaudited balance sheets of the Company as at December 31, 2010 (the “Balance Sheet Date”), and the related unaudited statements of income, changes in shareholders’ equity, and cash flows for the fiscal year ended on such date, including the notes thereto (collectively, the “Annual Financial Statements”), and (b) an unaudited balance sheet (the “Interim Balance Sheet”) of the Company as at September 30, 2011 (the “Interim Balance Sheet Date”), and the related unaudited statements of income, changes in shareholders’ equity, and cash flows for the nine months then ended (collectively, the “Interim Financial Statements”, and together with the Annual Financial Statements, the “Financial Statements”).  The Financial Statements (i) fairly present the consolidated financial condition and the results of operations, changes in shareholders’ equity, and cash flows of the Company as at the respective dates of, and for the periods referred to in, the Financial Statements, and (ii) were prepared in accordance with GAAP, subject, in the case of the Interim Financial Statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be material) and the absence of notes (that, if presented, would not differ materially from those included in the Annual Financial Statements).  The Financial Statements reflect the consistent application of GAAP throughout the periods involved, except as disclosed in the notes to the Audited Financial Statements.  No financial statements of any Person other than the Company are required by GAAP to be included or reflected in the Financial Statements.  The Financial Statements were prepared from, and are consistent with, the accounting Records of the Company.

3.5

BOOKS AND RECORDS

(a)

The books of account and other Records of the Company, all of which have been made available to Buyer, are complete and correct, represent actual, bona fide transactions, and have been maintained in accordance with sound business practices.

(b)

The minute books of the Company contain complete and correct Records of all meetings held of, and actions taken by written consent of, the holders of voting securities, the board of directors or Persons exercising similar authority, and committees of the board of directors or such Persons of the Company, and no meeting of any such holders, board of directors, Persons, or committee has been held, and no other action has been taken, for which minutes or other evidence of action have not been prepared and are not contained in such minute books.  The Company has at all times maintained complete and correct Records of all issuances and transfers of its Equity Securities.  All such minute books and Records are in the possession of the Company and located at 2186 South Holly Street, Suite 104, Denver, Colorado 80222.

3.6

REAL AND PERSONAL PROPERTY

(a)

Part 3.6(a) of the Disclosure Letter lists all real estate owned by the Company (the “Owned Real Property”), including the BLM Serial Number and claim name of each unpatented mining claim.  Sellers have delivered to Buyer copies of the location certificates and other instruments by which the Company acquired the Owned Real Property and copies of all surveys and other documents in the possession of Sellers or the Company relating to the Owned Real Property.

(b)

With respect to the unpatented mining claims comprising all of the Owned Real Property (the “Claims”): (a) the Claims were properly located in accordance with applicable Federal and state laws and regulations; (b) all assessment work requirements for the Claims have been performed and all filings and recordings of proof of performance have been made properly and all Federal annual unpatented mining claim maintenance and rental fees have been paid properly and timely; (c) the Claims are in good standing and the Company has good title to and owns the entire undivided legal and equitable interest in the claims, subject to the paramount title of the United States; (d) there are no conflicts between the Claims and third party unpatented mining claims.

(c)

The Owned Real Property is owned by the Company free and clear of all Encumbrances, variances, or limitations of any nature, other than Permitted Encumbrances and as set forth in Part 3.6(c) of the Disclosure Letter.  There are no buildings, plants, and structures located on the Owned Real Property.  There are no buildings, structures, fixtures, or other improvements primarily situated on adjoining property that encroach on any part of the Owned Real Property.  No Third Party has a right to acquire any interest in the Owned Real Property.

(d)

The Company does not own any tangible personal property.  [The Company does not lease any real estate.]

3.7

CASH AND LIABILITES

The Company has not less than $300,000 in cash or cash equivalents and not more than $75,000 in liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise).

3.8

NO UNDISCLOSED LIABILITIES

Except as set forth in Part 3.8 of the Disclosure Letter, the Company does not have any liability or obligation of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) other than liabilities or obligations to the extent shown on the Interim Balance Sheet and current liabilities incurred in the Ordinary Course of Business since the date of the Interim Balance Sheet.

3.9

TAXES

(a)

Filed Returns and Tax Payments

(i)

The Company has filed or caused to be filed on a timely basis all Tax Returns that were required to be filed by or with respect to it, either separately or as a member of a group of corporations, pursuant to applicable Legal Requirements.

(ii)

 To the best of Seller’s knowledge All Tax Returns filed by (or that include on a consolidated basis) the Company are complete and correct and comply with applicable Legal Requirements.

(iii)

The Company has paid, or made provision for the payment of, all Taxes that have or could have become due for all periods covered by any Tax Return or otherwise, including pursuant to any assessment received by Sellers or the Company, except such Taxes, if any, that are listed in Part 3.9(a) of the Disclosure Letter and that are being contested in good faith by appropriate Proceedings and for which adequate reserves have been provided in the Interim Balance Sheet.

(b)

Audited or Closed Tax Years

(i)

No Tax Returns of the Company have been audited by the IRS or other Governmental Body.

(ii)

Except as set forth in Part 3.9(b) of the Disclosure Letter, no Proceedings are pending before the IRS or other Governmental Body with respect to the Taxes of the Company.

(iii)

Except as set forth in Part 3.9(b) of the Disclosure Letter, no Encumbrance for Taxes exists with respect to any assets of the Company, except statutory liens for Taxes not yet due.

3.10

NO MATERIAL ADVERSE CHANGE

Since the Balance Sheet Date, the Company has not suffered any Material Adverse Change and no event has occurred, and no circumstance exists, that can reasonably be expected to result in a Material Adverse Change.

3.11

EMPLOYEE BENEFITS

The Company does not have any “employee benefit plan” as defined by Section 3(3) of ERISA, or any specified fringe benefit plans as defined in Section 6039D of the Code, or any other bonus, incentive-compensation, deferred-compensation, profit-sharing, stock-option, stock-appreciation-right, stock-bonus, stock-purchase, employee-stock-ownership, savings, severance, change-in-control, supplemental-unemployment, layoff, salary-continuation, retirement, pension, health, life-insurance, disability, accident, group-insurance, vacation, holiday, sick-leave, fringe-benefit, or welfare plan, or any other employee compensation or benefit plan, policy, practice, or Contract (whether qualified or nonqualified, effective or terminated, written or unwritten) or any trust, escrow, or other Contract related thereto that (i) is maintained or contributed to by the Company and (ii) provides benefits to, or describes policies or procedures applicable to, any current or former director, officer, employee, or service provider of the Company, or the dependents of any thereof, regardless of how (or whether) liabilities for the provision of benefits are accrued or assets are acquired or dedicated with respect to the funding thereof (each, an “Employee Plan”).

3.12

LEGAL PROCEEDINGS; ORDERS

(a)

To the best of the Seller’s knowledge There has not been, and there is not pending or, to the Knowledge of Sellers, threatened, any Proceeding:

(i)

by or against the Company or that otherwise relates to or could affect the business of, or any assets owned or used by, the Company; or

(ii)

by or against any Seller that relates to the Shares; or

(iii)

that challenges, or that could have the effect of preventing, delaying, making illegal, imposing limitations or conditions on, or otherwise interfering with, any Contemplated Transaction.

To the Knowledge of Sellers, no event has occurred or circumstance exists that could give rise to or serve as a basis for the commencement of any such Proceeding.

(b)

To the best of the Seller’s knowledge Except as set forth in Part 3.13(b) of the Disclosure Letter:

(i)

there is no Order to which the Company, or any assets owned or used by the Company, is subject; and

(ii)

no Seller is subject to any Order that relates to the business of, or any assets owned or used by, the Company.

3.13

ABSENCE OF CERTAIN CHANGES AND EVENTS

Except as set forth in Part 3.14 of the Disclosure Letter, since the Balance Sheet Date, the Company has conducted its business only in the Ordinary Course of Business, and there has not been any:

(a)

[issuance of or change in the authorized or issued Equity Securities of the Company; purchase, redemption, retirement, or other acquisition by the Company of any Equity Security of the  Company; or declaration or payment of any dividend or other distribution or payment in respect of the Equity Securities of the  Company];

(b)

amendment to the Organizational Documents of the  Company;

(c)

sale, lease, other disposition of, or imposition of an Encumbrance on any asset owned or used by the  Company;

(d)

release or waiver of any claim or right of the Company with a value in excess of $1,000;

(e)

change in the accounting methods used by the Company;

(f)

capital expenditure (or series of related capital expenditures) by the Company either involving more than $1,000 or outside the Ordinary Course of Business;

(g)

capital investment in, loan to, or acquisition of the securities or assets of, any Person (or series of related capital investments, loans, and acquisitions) by the Company either involving more than $1,000 or outside the Ordinary Course of Business or acquisition (by merger, exchange, consolidation, acquisition of Equity Securities or assets, or otherwise) of any Person by the Company;

(h)

note, bond, debenture, or other indebtedness for borrowed money issued, created, incurred, assumed, or guaranteed (including advances on existing credit facilities) involving more than $1,000 by the Company;

(i)

Contract by the Company or any Seller to do any of the foregoing; or

(j)

other material occurrence, event, action, failure to act, or transaction outside the Ordinary Course of Business involving the Company.

3.14

CONTRACTS

The Company is not a party to any Contract (a) under which the  Company has or could acquire any rights, (b) under which the Company has or could become subject to any obligation or liability, or (c) by which the  Company or any assets owned or used by it is or could become bound.

3.15

ENVIRONMENTAL MATTERS

To the best of Seller’s knowledge Except as set forth in Part 3.16 of the Disclosure Letter:

(a)

The Company has at all times complied with all Environmental Laws.

(b)

There are no pending or, to the Knowledge of Sellers, threatened claims or Encumbrances resulting from any Environmental, Health, and Safety Liability or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other asset owned or used by the Company or in which it has or had an interest.

(c)

None of the Facilities and, to the Knowledge of Sellers, no Adjoining Property, contains any (i) above-ground or underground storage tanks or (ii) landfills, surface impoundments, or disposal areas.

3.16

EMPLOYEES AND CONSULTANTS

There are no, and have never been any employees or consultants of the Company.

3.17

SECURITIES LAW MATTERS

(a)

The Consideration Shares acquired by each Seller are being acquired for investment for such Seller’s own account and not with a view to the distribution thereof within the meaning of Section 2(11) of the Securities Act.  Each Seller understands that the Consideration Shares has not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Seller’s representations as expressed in this Agreement.

(b)

Each Seller has received all the information it considers necessary or appropriate for deciding whether to acquire the Consideration Shares.  Each Seller has reviewed the annual, quarterly and periodic reports of Buyer that have been filed with the SEC.  Each Seller has been given the opportunity to obtain any information or documents relating to, and ask questions and receive answers about, Buyer, the Consideration Shares and the business of and prospects of Buyer which it deems necessary to evaluate the merits and risks related to its investment in such shares and to verify the information received.

(c)

Each Seller has such knowledge and experience in financial and business matters that such Seller is capable of evaluating the merits and risks of its investment in Buyer and has the capacity to protect its own interests.  Each Seller is able to bear the economic risks of its investment in the Consideration Shares for an indefinite period of time, including the risk of a complete loss of such Seller’s investment in such securities.

(d)

Each Seller understands that the Consideration Shares are characterized as “restricted securities” as defined in Rule 144 promulgated under the Securities Act because they are being acquired from Buyer in a transaction not involving a public offering and that, under the Securities Act, the Consideration Shares may be resold without registration under the Securities Act only in certain limited circumstances.  Each Seller acknowledges that the Consideration Shares must be held indefinitely unless subsequently registered under the Securities Act and under applicable state securities laws or an exemption from such registration is available.  Each Seller is aware that the provisions of Rule 144 promulgated under the Securities Act, which permit limited resale of share purchased in a private placement are subject to the satisfaction of certain conditions, including, among other things, the availability of certain current public information about Buyer and the resale occurring not less than six months after a party has purchased and paid for the security to be sold.

(e)

Each Seller understands that the Consideration Shares and any securities issued in respect thereof or exchanged therefore, may bear, substantially, over or all of the following legends:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, (B) THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER SUCH ACT OR (C) THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

Any legend required by the securities laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

(f)

Each Seller is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(g)

The true address of each Seller is set forth in Part 3.19(g) of the Disclosure Letter.  Each Seller is presently a bona fide resident of, or is domiciled in, and received the offer and made the decision to invest in the Consideration Shares in the state listed in such address.

3.18

CUSTOMERS AND SUPPLIERS

The Company does not have, and since the date of the Company’s incorporation, has not had any customers or suppliers.

3.19

BROKERS OR FINDERS

No Seller or the Company, and none of their respective Representatives, has incurred any obligation or liability, contingent or otherwise, for any brokerage or finder’s fee or agent’s commission or other similar payment in connection with this Agreement or the Contemplated Transactions.

3.20

DISCLOSURE

To the best of the Seller’s knowledge No representation or warranty or other statement made by any Seller in this Agreement, the Disclosure Letter, or otherwise in connection with the Contemplated Transactions contains any untrue statement of material fact or omits to state a material fact necessary to make the statements in this Agreement or therein, in light of the circumstances in which they were made, not misleading.

4.  REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Sellers as follows:

4.1

ORGANIZATION AND GOOD STANDING

(a)

Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, with full corporate power and authority to conduct its business as it is being conducted, and to own or use its assets.  Buyer and each of its subsidiaries is duly qualified to do business as a foreign entity and is in good standing under the laws of each jurisdiction that requires such qualification.

(b)

Buyer has delivered to Sellers copies of its Organizational Documents.

4.2

ENFORCEABILITY AND AUTHORITY; NO CONFLICT

(a)

The execution, delivery, and performance by Buyer of this Agreement has been duly authorized by all necessary corporate action.  This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.  Buyer has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

(b)

Neither the execution and delivery of this Agreement nor the consummation or performance of any Contemplated Transaction will directly or indirectly (with or without notice or lapse of time):

(i)

contravene, conflict with, or violate (A) any Organizational Document of Buyer, or (B) any resolution adopted by the board of directors or the shareholders of Buyer;

(ii)

contravene, conflict with, or violate, or give any Governmental Body or other Person the right to challenge any Contemplated Transaction, or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which Buyer, or any assets owned or used by Buyer, is subject; or

(iii)

Breach, or give any Person the right to declare a default or exercise any remedy or to obtain any additional rights under, or to accelerate the maturity or performance of, or payment under, or to cancel, terminate, or modify, any Contract to which Buyer is a party.

(c)

Buyer is not required to give notice to or obtain Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any Contemplated Transaction.

4.3

INVESTMENT INTENT

Buyer is acquiring the Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.

4.4

CERTAIN PROCEEDINGS

There is no Proceeding pending against Buyer that challenges, or could have the effect of preventing, delaying, making illegal, imposing limitations or conditions on, or otherwise interfering with, any Contemplated Transaction.  To Buyer’s Knowledge, no such Proceeding has been threatened.

4.5

BROKERS OR FINDERS

Neither Buyer nor any of its Representatives has incurred any obligation or liability, contingent or otherwise, for any brokerage or finder’s fee, agent’s commission, or other similar payment in connection with this Agreement or the Contemplated Transactions.

4.6

CAPITALIZATION

The authorized capital stock of Buyer consists of 200,000,000 shares of common stock, $.001 par value per share, of which 87,062,125 shares are issued and outstanding.  All of the outstanding common stock of Buyer has been duly authorized and validly issued, and is fully paid, and nonassessable. The Consideration Shares, when issued pursuant to the terms of this Agreement, will be validly issued, fully paid and nonassessable.

4.7

SEC FILINGS; FINANCIAL STATEMENTS

(a)

Buyer has furnished or made available to Sellers a correct and complete copy of Buyer’s annual report of Form 10-K filed with the SEC with respect to the fiscal year ended January 31, 2011, and each quarterly report on Form 10-Q, Current Report on Form 8-K, other report, schedule, registration statement, and definitive proxy statement filed by Buyer with the SEC on or after the date of filing of the Form 10-K which are all the documents (other than preliminary material) that Buyer was required to file (or otherwise did file) with the SEC in accordance with Sections 13, 14 and 15(d) of the Exchange Act on or after the date of filing of the Form 10-K (collectively, the “Buyer SEC Documents”).  As of their respective filing dates or in the case of registration statements, their respective effective times, none of the Buyer SEC Documents (including all exhibits and schedules thereto and documents incorporated by reference therein) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made,  not misleading, and the Buyer SEC Documents complied when filed, or in the case of registration statements, as of their respective effective times, in all material respects with the then applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated by the SEC thereunder.

(b)

Each set of consolidated financial statements (including, in each case, any related notes thereto) contained in the Buyer SEC Documents was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-Q) and each fairly presents the consolidated financial position of Buyer and its subsidiaries at respective dates there and the consolidated results of operations and cash flows for the periods indicated, except  that the unaudited interim financial statements were or are subject to normal year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse).

5.  POST-CLOSING COVENANTS

5.1

COOPERATION AND PROCEEDINGS; ACCESS TO RECORDS

(a)

After the Closing, each Seller shall cooperate with Buyer and its counsel and make itself and its Representatives available to Buyer and the Company in connection with the institution or defense of any Proceeding, whether existing, threatened, or anticipated, involving or relating to the Contemplated Transactions, Buyer, any Seller, or the  Company, including providing testimony, Records, and other information.

(b)

Each Seller and Buyer will make available to the other any Records in the nonrequesting party’s custody or control for the purpose of preparing any financial statement or Tax Return or preparing for or defending any tax-related examination of the requesting party or the  Company by any Governmental Body.  The party requesting such Records will reimburse the nonrequesting party for the reasonable out-of-pocket costs and expenses incurred by the nonrequesting party.  The nonrequesting party will afford access to such Records during normal business hours, upon reasonable advance notice given by the requesting party, and subject to such reasonable limitations as the nonrequesting party may impose to delete competitively sensitive or privileged information.

5.2

PAYMENT OF CERTAIN OBLIGATIONS

From time to time, Peter Bojtos has advanced funds to the Buyer either in the form of direct loans to the Buyer or by paying certain expenses on behalf of the Buyer.  Mr. Bojtos and the Buyer agree that the principal amounts of these loans and payments total $512,253.  Some of these amounts   have been accruing interest.  The cash loans and their stipulated interest rates are reflected in a series of demand notes labeled 1-6.  In addition there interest free expense invoices paid by Mr. Bojtos that are due for reimbursement.

These amounts will be repaid with the following schedule:

$204,196 dollars to paid within ten days of the signing of this document.

In satisfaction of the remaining principal, accrued interest, and expenses a payment of $12,000 per month will commence 30 days upon the company closing at least a $1 Million dollar financing or Nov. 1, 2012 whichever comes first.

Payments will be made in equal monthly installments over 36 months with a final settlement.

If the company completes a financing of $5 million or greater, the principal amount plus interest will be paid of full within 30 days of the closing of the transaction.

6.  INDEMNIFICATION; PAYMENT; REIMBURSEMENT; REMEDIES

6.1

SURVIVAL; REMEDIES

(a)

All representations, warranties, covenants, and obligations in this Agreement, the Disclosure Letter, the supplements to the Disclosure Letter, and any certificate, document, or other writing delivered pursuant to this Agreement will survive the Closing and the consummation and performance of the Contemplated Transactions.

(b)

The right to indemnification, payment, reimbursement, or other remedy based upon any such representation, warranty, covenant, or obligation will not be affected by any investigation (including any environmental investigation or assessment) conducted or any Knowledge acquired at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of, or compliance with, such representation, warranty, covenant, or obligation.

(c)

The waiver of any condition relating to any representation, warranty, covenant, or obligation will not affect the right to indemnification, payment, reimbursement, or other remedy based upon such representation, warranty, covenant, or obligation.

6.2

INDEMNIFICATION, PAYMENT, AND REIMBURSEMENT BY SELLERS

Sellers, jointly and severally, shall indemnify and hold harmless Buyer, the Company, and their respective Representatives, shareholders, Subsidiaries, and Related Persons (collectively, the “Buyer Indemnified Persons”) from, and shall pay to Buyer Indemnified Persons the amount of, or reimburse Buyer Indemnified Persons for, any Loss that Buyer Indemnified Persons or any of them may suffer, sustain, or become subject to, as a result of, in connection with, or relating to:

(a)

any Breach of any representation or warranty made by Sellers in (i) this Agreement or the Disclosure Letter, or (ii) any other certificate, document, or other writing delivered by Sellers pursuant to this Agreement;

(b)

any Breach of any covenant or obligation of any Seller in this Agreement or in any certificate, document, or other writing delivered by any Seller pursuant to this Agreement;

(c)

any claim by any Person for brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding made, or alleged to have been made, by any such Person with any Seller or the  Company (or any Person acting on their behalf) in connection with any Contemplated Transaction; or

(d)

 (i) any Taxes of the  Company not reflected on the Interim Balance Sheet or Part 6.2(d) of the Disclosure Letter relating to periods on or prior to the Closing Date, and (ii) any liability of the  Company for Taxes of any other Person, as a transferee or successor, by Contract or otherwise.

6.3

INDEMNIFICATION, PAYMENT, AND REIMBURSEMENT BY BUYER

Buyer shall indemnify and hold harmless Sellers from, and shall pay to Sellers the amount of, or reimburse Sellers for, any Loss that Sellers or any of them may suffer, sustain, or become subject to, as a result of, in connection with, or relating to:

(a)

any Breach of any representation or warranty made by Buyer in (i) this Agreement, or (ii) in any other certificate, document, or other writing delivered by Buyer pursuant to this Agreement;

(b)

any Breach of any covenant or obligation of Buyer in this Agreement or in any certificate, document, or other writing delivered by Buyer pursuant to this Agreement; or

(c)

any claim by any Person for brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding made, or alleged to have been made, by any such Person with Buyer (or any Person acting on its behalf) in connection with any Contemplated Transaction.

6.4

TIME LIMITATIONS

(a)

Sellers shall have liability under Section 6.2(a) with respect to any Breach of a representation or warranty (other than those in Sections 3.1, 3.2, 3.3, 3.7, 3.9, 3.11, 3.16, 3.18, 3.19 or 3.21, as to which a claim may be made at any time), only if on or before the date that is one  years after the Closing Date, Buyer notifies Sellers’ Representative of a claim, specifying the factual basis of the claim in reasonable detail to the extent known by Buyer.

(b)

Buyer shall have liability under Section 6.4(a) with respect to any Breach of a representation or warranty (other than those in Sections 4.1, 4.2, and 4.5, as to which a claim may be made at any time), only if on or before the date that is one years after the Closing Date, Sellers notify Buyer of a claim specifying the factual basis of the claim in reasonable detail to the extent known by Sellers.

6.5

CERTAIN LIMITATIONS ON AMOUNT

(a)

Sellers shall have no liability with respect to claims under Section 6.2(a) until the aggregate of all Losses suffered by all Buyer Indemnified Persons with respect to such claims exceeds $5,000; provided, however, that if the aggregate of all such Losses exceeds $5,000, Sellers shall be liable for all such Losses.  However, this Section 6.6(a) will not apply to any Breach of which a Seller has Knowledge at any time at or prior to the date on which such representation and warranty was made or to any Breach of any representation or warranty in Sections 3.1, 3.2, 3.3, 3.7, 3.9, 3.11, 3.16, 3.18, 3.19 or 3.21.

(b)

Buyer shall have no liability with respect to claims under Section 6.4(a) until the aggregate of all Losses suffered by all Seller Indemnified Persons with respect to such claims exceeds $5,000; provided, however, that if the total of all such Losses exceeds $5,000, Buyer shall be liable for all such Losses.  However, this Section 6.6(b) will not apply to any Breach of which Buyer has Knowledge at any time at or prior to the date on which such representation and warranty was made or to any Breach of any representation or warranty in Section 4.1, 4.2 or 4.5.

(c)

With respect to any Third-Party Claim subject to this Article 6, the parties shall cooperate in a manner to preserve in full (to the extent possible) the confidentiality of all confident

6.6

MISCELLANEOUS

6.7

EXPENSES

(a)

Except as otherwise provided in this Agreement or the other documents to be delivered pursuant to this Agreement, each party will bear its respective fees and expenses incurred in connection with the preparation, negotiation, execution, and performance of this Agreement and the consummation and performance of the Contemplated Transactions, including all fees and expenses of its Representatives.  The Company has not incurred, and Sellers will cause the Company not to incur, any fees or expenses in connection with this Agreement and the Contemplated Transactions; provided, however, that to the extent such fees and expenses have been incurred by the Company, Sellers will reimburse the Company for such fees and expenses prior to the Closing.  The obligation of each party to bear its own fees and expenses will be subject to any rights of such party arising from a Breach of this Agreement by another party.

(b)

All stamp, documentary, and other transfer Taxes (including any penalties and interest) incurred in connection with this Agreement, whether pertaining to the Shares or any assets and properties of the Company, will be paid by Sellers.  Each Seller will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes.

6.8

PUBLIC ANNOUNCEMENTS

Notwithstanding any confidentiality obligation to which Buyer is subject, any public announcement, including any press release, communication to employees, customers, suppliers, or others having dealings with the Company, or similar publicity with respect to this Agreement or any Contemplated Transaction, will be issued, at such time, in such manner, and containing such content as Buyer determines.

6.9

DISCLOSURE LETTER

(a)

In the event of any inconsistency between the statements in this Agreement and those in the Disclosure Letter (other than an exception expressly set forth as such in the Disclosure Letter with respect to a specifically identified representation or warranty), the statements in this Agreement will control.

(b)

Notwithstanding anything to the contrary contained in the Disclosure Letter, the statements in the Disclosure Letter relate only to the provisions in the Sections of this Agreement to which they expressly relate and not to any other provision in this Agreement.

6.10

NATURE OF SELLERS’ OBLIGATIONS

The liabilities of Sellers under this Agreement are joint and several.  Sellers, jointly and severally, shall cause the Company to take, or refrain from taking, all actions as may be necessary or appropriate to implement this Agreement.

6.11

SELLERS’ REPRESENTATIVE

(a)

Each Seller constitutes and appoints James Baughman as its representative (the “Sellers’ Representative”) and its true and lawful attorney in fact, with full power and authority in its name and on its behalf:

(i)

to act on such Seller’s behalf in the absolute discretion of Sellers’ Representative with respect to all matters relating to this Agreement, including execution and delivery of any amendment, supplement, or modification of this Agreement and any waiver of any claim or right arising out of this Agreement; and

(ii)

in general, to do all things and to perform all acts, including executing and delivering all agreements, certificates, receipts, instructions, and other instruments contemplated by or deemed advisable to effectuate the provisions of this Section 7.5.

This appointment and grant of power and authority is coupled with an interest and is in consideration of the mutual covenants made in this Agreement and is irrevocable and will not be terminated by any act of any Seller or by operation of law, whether by the death or incapacity of any Seller or by the occurrence of any other event.  Each Seller hereby consents to the taking of any and all actions and the making of any decisions required or permitted to be taken or made by Sellers’ Representative pursuant to this Section 7.5.  Each Seller agrees that Sellers’ Representative shall have no obligation or liability to any Person for any action taken or omitted by Sellers’ Representative in good faith, and each Seller shall indemnify and hold harmless Sellers’ Representative from, and shall pay to Sellers’ Representative the amount of, or reimburse Sellers’ Representative for, any Loss that Sellers’ Representative may suffer, sustain, or become subject to as a result of any such action or omission by Sellers’ Representative under this Agreement.

(b)

Buyer shall be entitled to rely upon any document or other paper delivered by Sellers’ Representative as being authorized by Sellers, and Buyer shall not be liable to any Seller for any action taken or omitted to be taken by Buyer based on such reliance.

(c)

Until all obligations under this Agreement shall have been discharged (including all indemnification obligations under Article 6), Sellers who, immediately prior to the Closing, are entitled in the aggregate to receive more than 50% of the Purchase Price, may, from time to time upon notice to Buyer, appoint a new Sellers’ Representative upon the death, incapacity, or resignation of Sellers’ Representative.  If, after the death, incapacity, or resignation of Sellers’ Representative, a successor Sellers’ Representative shall not have been appointed by Sellers within 15 Business Days after a request by Buyer, Buyer may appoint a Sellers’ Representative from among the Sellers to fill any vacancy so created by notice of such appointment to Sellers.

6.12

FURTHER ASSURANCES

The parties will (a) execute and deliver to each other such other documents and (b) do such other acts and things as a party may reasonably request for the purpose of carrying out the intent of this Agreement, the Contemplated Transactions, and the documents to be delivered pursuant to this Agreement.

6.13

ENTIRE AGREEMENT

This Agreement supersedes all prior agreements, whether written or oral, between the parties with respect to its subject matter (including any letter of intent and, upon the Closing, any confidentiality obligation to which Buyer is subject) and constitutes (along with the Disclosure Letter, the exhibits, and the other documents to be delivered pursuant to this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to the subject matter of this Agreement.

6.14

MODIFICATION

This Agreement may only be amended, supplemented, or otherwise modified by a writing executed by the Buyer and the Sellers’ Representative.

6.15

ASSIGNMENTS AND SUCCESSORS

No party may assign any of its rights or delegate any of its obligations under this Agreement without the prior consent of the other parties, except that Buyer may assign any of its rights and delegate any of its obligations under this Agreement to any Subsidiary of Buyer and to the purchaser of all or a substantial part of the Equity Securities or business of the Company.  Any purported assignment of rights or delegation of obligations in violation of this Section 7.9 will be void.  Subject to the foregoing, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the heirs, executors, administrators, legal representatives, successors, and permitted assigns of the parties.

6.16

NO THIRD-PARTY RIGHTS

Other than the Indemnified Persons, Peter Bojtos and the parties, no Person will have any legal or equitable right, remedy, or claim under or with respect to this Agreement.  With the exception of Section 5.2, this Agreement may be amended or terminated, and any provision of this Agreement may be waived, without the consent of any Person who is not a party to the Agreement.

6.17

REMEDIES CUMULATIVE

The rights and remedies of the parties are cumulative and not alternative.

6.18

GOVERNING LAW

All matters relating to or arising out of this Agreement or any Contemplated Transaction and the rights of the parties (whether sounding in contract, tort, or otherwise) will be governed by and construed and interpreted under the laws of the State of Colorado without regard to conflicts of laws principles that would require the application of any other law.

6.19

JURISDICTION; SERVICE OF PROCESS

Except as otherwise provided in this Agreement, any Proceeding arising out of or relating to this Agreement or any Contemplated Transaction shall be brought in the courts of the State of Colorado, City and County of Denver, or, if it has or can acquire jurisdiction, in the United States District Court for the District of Colorado, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of such Proceeding shall be heard and determined only in any such court, and agrees not to bring any Proceeding arising out of or relating to this Agreement or any Contemplated Transaction in any other court.  Each party acknowledges and agrees that this Section 7.13 constitutes a voluntary and bargained-for agreement between the parties.  Process in any Proceeding referred to in the first sentence of this Section or in Section 6.8(d) may be served on any party anywhere in the world, including by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 7.18.  Nothing in this Section 7.13 will affect the right of any party to serve legal process in any other manner permitted by law or at equity.

6.20

WAIVER OF JURY TRIAL

EACH PARTY, KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY, WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY CONTEMPLATED TRANSACTION, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE.

6.21

ATTORNEYS’ FEES

In the event any Proceeding is brought in respect of this Agreement or any of the documents referred to in this Agreement, the prevailing party will be entitled to recover reasonable attorneys’ fees and other costs incurred in such Proceeding, in addition to any relief to which such party may be entitled.

6.22

ENFORCEMENT OF AGREEMENT

Sellers acknowledge and agree that Buyer would be irreparably harmed if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any Breach of this Agreement by Sellers could not be adequately compensated in all cases by monetary damages alone.  Accordingly, Sellers agree that, in addition to any other right or remedy to which Buyer may be entitled at law or in equity, Buyer shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to obtain temporary, preliminary, and permanent injunctive relief to prevent Breaches or threatened Breaches, without posting any bond or giving any other undertaking.

6.23

NO WAIVER

Neither any failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.  To the maximum extent permitted by applicable Legal Requirements, (a) no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be waived by a party, in whole or in part, unless made in a writing signed by such party or Sellers’ Representative on behalf of a Seller; (b) a waiver given by a party will only be applicable to the specific instance for which it is given; and (c) no notice to or demand on a party will (i) waive or otherwise affect any obligation of that party or (ii) affect the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

6.24

NOTICES

All notices and other communications required or permitted by this Agreement shall be in writing and will be effective, and any applicable time period shall commence, when (a) delivered to the following address by hand or by a nationally recognized overnight courier service (costs prepaid) addressed to the following address or (b) transmitted electronically to the following facsimile numbers or e-mail addresses, in each case marked to the attention of the Person (by name or title) designated below (or to such other address, facsimile number, e-mail address, or Person as a party may designate by notice to the other parties):

Sellers:

James G. Baughman

2186 S. Holly St. #104

Denver, CO 80222

Fax no.:

E-mail address: jgbgeo@yahoo.com

Buyer:

Fischer-Watt Gold Company, Inc.

Attention:  Peter Bojtos

2582 Taft Court

Lakewood, Colorado 80215

Fax no.:  (303) 232-0399

E-mail address: peter@bojtos.com

with a copy to:

Dennis Brovarone, Attorney at Law

Attention:  Dennis Brovarone

18 Mountain Laurel Drive

Littleton, CO 80127

17466 4826

E-mail address:dbrovarone@aol.com

6.25

SEVERABILITY

If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect.  Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

6.26

COUNTERPARTS AND ELECTRONIC SIGNATURES

(a)

This Agreement and other documents to be delivered pursuant to this Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy and all of which, when taken together, will be deemed to constitute one and the same agreement or document, and will be effective when counterparts have been signed by each of the parties and delivered to the other parties.

(b)

A manual signature on this Agreement or other documents to be delivered pursuant to this Agreement, an image of which shall have been transmitted electronically, will constitute an original signature for all purposes.  The delivery of copies of this Agreement or other documents to be delivered pursuant to this Agreement, including executed signature pages where required, by electronic transmission will constitute effective delivery of this Agreement or such other document for all purposes.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

BUYER: FISCHER-WATT GOLD COMPANY, INC. a Nevada corporation By: /s/ Peter Bojtos Peter Bojtos, Chief Executive Officer	SELLERS: PURCELL GROUP LLC, an Idaho limited liability company By: /s/ Gregory Schifrin Gregory Schifrin, Managing Member

PUBLICAN CAPITAL CORPORATION, a Colorado corporation By: /s/ James G. Baughman James G. Baughman, President
CAPITAL PEAK PARTNERS, LLC, an Idaho limited liability company By: Michael Lavigne Michael Lavigne, Managing Member
/s/ Andrew P. Vander Ploeg Andrew P. Vander Ploeg Steven J. Wedel Steven J. Wedel

/s/ Bill Andres

Bill Andres

/s/ Fabian T. Andrews

Fabian T. Andres

/s/ Nathan Doudney

Nathan Doudney

/s/ Felix Martinez

Equity Trust Company Custodian

FBO Felix Martinez IRA

Mark S. Mackin

Mark S. Mackin

/s/ John Coughlan

John Coughlan

EXHIBIT 2.4(a)(v)

RELEASE

For good and valuable consideration, the receipt of which is hereby acknowledged, I the releaser, release the releasee, for any and all claims I may have against the releasee up to the date of the signing of this release.

____________________

EXHIBIT 2.4(a)(vii)

EMPLOYMENT AGREEMENT

THIS AGREEMENT dated March 19, 2012 (the “Effective Date”),

BETWEEN:

FISCHER-WATT GOLD COMPANY, INC. a company duly incorporated under the laws of the State of Nevada.

(the “Company”)

AND:

JAMES G. BAUGHMAN, an individual residing in Aurora, Colorado

(the “Executive”).

WHEREAS:

The Company is incorporated under the laws of Nevada and carries on the business of mineral exploration and development;

The Executive is one of the key executives of the Company;

The parties wish to formalize the terms of the Executive’s relationship with the Company; and

It is of material value to the Company and the Executive to expressly set out the Executive’s rights and the Company’s obligations in the event of a Change of Control (as defined herein) of the Company so that in the event of a Change of Control of the Company the Executive will be encouraged to remain in the Company’s employ until such Change of Control is completed or terminated, without fear of loss of the Executive’s rights under this Agreement;

NOW THEREFORE in consideration of the premises and mutual covenants herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by both parties, the parties hereby covenant and agree with each other as follows:

EMPLOYMENT

Effective Date.  This Agreement shall be effective on the Effective Date.

Position and Term.  The Company agrees to continue to employ the Executive and the Executive agrees to serve the Company as President and Chief Executive Officer of the Company.  The term of this Agreement and employment is indefinite, but the employment and this Agreement may be terminated by either party as provided herein.  The Executive acknowledges and agrees that he is solely responsible for any and all required statutory remittances in respect of such signing bonus.

Duties and Reporting.  The Executive shall report to and be directly responsible to the Board of Directors of the Company, or such equivalent position as the Company may designate.  The Executive will have the duties and authorities commonly associated with the Executive’s office and such other duties reasonably related thereto as may be assigned by the Company from time to time.  The Executive shall work for the Company and has the permission of the Board to engage in any other employment or self-employment without the written consent of the board of directors of the Company (the “Board”). The Executive will work out of the Company’s office in Denver, Colorado or such other place of his choosing.  The Executive acknowledges that his employment will entail frequent travel, including but not limited to locations of operations of the Company.

COMPENSATION

Salary.  The Company will pay the Executive an annual salary in the amount of $36,000.  For all purposes of this Agreement, “Annual Salary” means the remuneration described in this section (subject to adjustment under sub-section 2.2 below), and does not include any other payments such as bonuses, share options, benefits, or amounts of a similar nature. The Executive will be solely responsible for acquiring and paying for any life insurance and long-term disability insurance benefits.

Review.  The Company will review the Annual Salary annually and will make any adjustments it determines are reasonable in the sole opinion of the Board on the recommendation of the Company’s compensation committee.  The compensation committee shall take into account, but shall not be limited to considering, the Executive’s performance, the financial and operating success of the Company in the preceding twelve (12) months and salaries for comparable positions in the marketplace. The Annual Salary shall not be reduced, except by written agreement signed by the Executive.

Annual Bonus.  The Company may pay the Executive on the anniversary of the Effective Date, a discretionary bonus in an amount reasonable in the sole opinion of the Board, based on the recommendation of the Company’s compensation committee.

Benefits.  The Executive shall be entitled to participate in all Executive benefit programs offered to the Company’s executives from time to time (the “Benefits”), including, without limiting the generality of the foregoing, those set out in Schedule “A” hereto, in accordance with and on the terms and conditions generally provided from time to time by the Company. The Executive agrees that the Company may substitute or modify the terms of the Benefits on comparable terms and conditions without notice, provided that no material substitution or modification of benefits made within 12 months after a Change of Control of the Company shall be binding on the Executive without the Executive’s consent. All insured benefits shall be governed by the terms of the policies in force.

Incentive Plans.  The Executive shall be entitled to participate in any incentive programs for the Company’s executives, including, without limiting the generality of the foregoing, share option plans, share purchase plans, profit-sharing or bonus plans (collectively, the “Incentive Plans”). Such participation shall be on the terms and conditions of such Incentive Plans as at the date hereof or as may from time to time be amended or implemented by the Board in its sole discretion. Except as hereafter specifically set out, the Executive acknowledges that his participation in these Incentive Plans will be to such extent, on such terms and in such amounts as the Board in its sole discretion may decide from time to time, and the Executive shall have no absolute entitlement to such participation.

Any amounts which the Executive may be granted under any Incentive Plan shall not, for the purposes of this Agreement, be treated as salary.  The Executive agrees that except in respect to share options or other incentive mechanisms which have been granted to the Executive, the Company may substitute, reduce, modify the terms of or eliminate its Incentive Plans from year to year in the sole discretion of the Board or to meet regulatory or stock exchange requirements.

Incentives on Termination.  No incentive shall be payable to the Executive after notice of termination of employment has been given or received by the Executive, except for incentives which have been fully earned as at the date of such notice which remain payable provided such termination is not for just cause.

Vacation.  The Executive shall be entitled to four (4) weeks’ paid vacation each calendar year, at such time or times as shall be agreed between the Executive and the Company.

Expenses.  The Executive shall be reimbursed by the Company for all out-of-pocket expenses actually, necessarily and properly incurred by the Executive in the discharge of duties for the Company. The Executive agrees that such reimbursements shall be due only after the Executive has rendered an itemized expense account to the Company showing all monies actually expended on behalf of the Company and such other information as may be required and requested by the Company.

Additional Benefits.  The Company shall provide such additional benefits as may be set out in Schedule “A”.

ADDITIONAL OBLIGATIONS OF THE EXECUTIVE

Full Time.  The Executive will devote the Executive’s time, attention and ability to the business and affairs of the Company and its subsidiaries as required to fulfil the Executive’s duties hereunder.

Other Permitted Activities.  The Executive may become a director, principal, agent, officer or employee of any other company without the prior consent of the Board, and any consent not to be unreasonably withheld.  The Company’s consent herein shall not permit any appropriation or diversion by the Executive of any business opportunity coming to the Executive in the Executive’s capacity as an Executive of the Company or otherwise in the course of the Company’s business.

Confidentiality.  The Executive will not, at any time, or in any manner, during the continuance of the Executive’s employment hereunder or thereafter, divulge any of the confidential information or secrets of the Company, including but not limited to information about mineral properties in which the Company or its affiliates has or is proposing to acquire an interest (collectively, the “Confidential Information”), to any person or persons, except as required to carry out the Executive’s duties, without the previous consent in writing of the Board.  During the continuation of the Executive’s employment or thereafter for a period of one year, the Executive shall not use or attempt to use any Confidential Information which the Executive may acquire in the course of his employment for the Executive’s own benefit or that of any other person, directly or indirectly.

Business Opportunities.  The Executive agrees to communicate at once to the Company all material business opportunities which come to the Executive in the course of the Executive’s employment or otherwise in the course of the Company’s business and to deliver to and assign ownership of to the Company all inventions and improvements in the nature of the business of the Company which, in the course of the Company’s business the Executive may conceive, make or discover, become aware directly or indirectly or have presented to the Executive and such business opportunities, inventions, and improvements shall become the exclusive property of the Company without any obligation on the part of the Company to make any payment for the same.

TERMINATION

Resignation.  Subject to section 1.3, the Executive may terminate this Agreement without Good Cause by giving the Company two (2) months’ advance written notice, in which event, subject to section 4.7, the Executive shall not be entitled to any severance payment, but shall be entitled to receive Annual Salary and vacation pay earned to the date of termination and payment of any reimbursable expenses.

Termination Without Cause.  Subject to section 1.3, the Company may terminate this Agreement and the employment of the Executive without cause at any time by notice in writing stating the last day of employment (the “Termination Date”), in which event the Company shall be obligated to pay to the Executive, on the Termination Date, the following:

an amount equal to two times the Annual Salary, less lawful deductions;

an amount equal to the greater of (i) two times the Executive’s targeted annual bonus, and (ii) two times the bonus received by him in the previous year; and

accrued but unused vacation time as at the Termination Date.

Resignation for Good Cause.  The Executive may resign on two weeks’ written notice (the end of such notice also being the “Termination Date”) for “Good Cause” (as defined below), in which event the Company shall be obligated to pay the Executive, on the Termination Date, an amount equal to two times the Annual Salary, less lawful deductions.

Payments on Termination Without Cause and Resignation for Good Cause.  The Executive may direct the Company to pay the amounts in section 4.2 or 4.3 in a lump sum or in instalments on regular paydays of the Company. Furthermore, until the earlier of the second anniversary of the Termination Date or the Executive obtaining comparable alternative benefit coverages, the Executive shall continue to be entitled to participate, at the expense of the Company, in the Company’s Benefit plans in effect as of the Termination Date, unless such participation is not permitted under any such plan or policy.  The compensation and benefits set out in sections 4.2, 4.3 and 4.4 shall be collectively referred to as the “Severance”.

Good Cause Defined: As used herein, “Good Cause” means the occurrence of one of the following events without the Executive’s express written consent:

the assignment by the Company of any substantial new or different duties inconsistent with the Executive’s positions, duties, responsibilities and status with the Company immediately prior to such change in assigned duties;

a material reduction in the Executive’s responsibilities, except as a result of the Executive’s death, disability or retirement;

a reduction by the Company in the Executive’s Annual Salary;

a change in the principal executive office of the Company to a location more than 50 kilometres from the then-current location of the principal executive office of the Company;

the requirement by the Company that the Executive be based anywhere other than within a 100 kilometre radius of the Executive’s then current location;

the failure by the Company to continue in effect, or a material change in the terms of the Executive’s participation in benefits under any Incentive Plan or Benefits plan (collectively, the “Existing Plans”), the effect of which would be to materially reduce the total value, in the aggregate, of the benefit to the Executive of the Existing Plans;

any reduction by the Company of the number of paid vacation days to which the Executive is entitled; or

any other events or circumstances which would constitute a constructive dismissal at common law.

Termination for Cause. The Company may at any time terminate the employment of the Executive and this Agreement for just cause. Without limiting the generality of the foregoing, just cause shall be deemed to exist in the event the Executive:

engages in conduct which is detrimental to the reputation of the Company or any of its Affiliates in any material respect;

has committed an act of fraud or material dishonesty in connection with or related in any way to his employment with the Company;

is the subject of any enforcement proceeding by a securities regulatory authority or agency;

breaches his duties under this Agreement; or

wilfully neglects his duties to a material degree.

In such event, the Executive shall not be entitled to any compensation or notice, but shall be entitled to receive the Annual Salary and vacation pay earned to the date of termination and payment of any reimbursable expenses.

Resignation or Termination After a Change of Control. Notwithstanding any other provision in this Agreement, if within 6 months following a Change of Control of the Company (as defined below), the Employee’s employment is terminated by the Company without Cause, or the Employee resigns with or without Good Cause within 6 months following a Change of Control, in either case he will receive Severance as set out in Sections 4.2 and 4.4.

Change of Control Defined:  For all purposes of this Agreement, “Change of Control” means:

the acquisition, directly or indirectly, by any person or group of persons acting jointly or in concert, of common shares of the Company which, when added to all other common shares of the Company at the time held directly or indirectly by such person or persons acting jointly or in concert, constitutes for the first time in the aggregate 30% or more of the outstanding common shares of the Company and such shareholding exceeds the collective shareholding of the current directors of the Company, excluding any directors acting in concert with the acquiring party; or

the removal, by extraordinary resolution of the shareholders of the Company, of more than 51% of the then incumbent Board of the Company, or the election of a majority of Board members to the Company’s board who were not nominees of the Company’s incumbent board at the time immediately preceding such election; or

consummation of a sale of all or substantially all of the assets of the Company; or

the consummation of a reorganization, plan of arrangement, merger or other transaction which has substantially the same effect as  to  above.

No Mitigation.  The Executive shall not be required to mitigate the amount of any payments provided for in this section by seeking other employment or otherwise, nor shall the amount of any payment provided for in this section be reduced by any compensation earned by the Executive as the result of employment by another employer after the date of termination, or otherwise.

Return of Property.  On the cessation of employment for any reason, the Executive agrees to deliver to the Company all documents, financial statements, records, plans, drawings and papers of every nature, in any way relating to the affairs of the Company and its subsidiaries or affiliated companies, if any, which are in the Executive’s possession or control.

Right to Deduct.  The Company shall have the right to offset any money properly due by the Executive to the Company against any amounts payable by the Company to the Executive under this Agreement.

Incapacity.  If the Executive becomes:

temporarily disabled before termination of his employment hereunder, the Company and its subsidiaries will pay the Executive the Annual Salary and Benefits to which he is otherwise entitled pursuant to his employment provided the Executive exercises reasonable efforts to return to employment as soon as practicable until the earlier of (i) such time as the Executive is eligible for Long Term Disability Benefits or 120 days following the date on which such temporary disability arose, or permanently disabled (which shall refer to any disability resulting in the Executive being unable to perform substantially all his employment duties for more than 120 consecutive days or more than 120 days in any calendar year), the Company may forthwith terminate the Executive’s employment, and the Executive will thereafter be paid (by the Company or by a corporation entitled to issue annuity contracts engaged by the Company) Severance under sections 4.2, 4.3 and 4.4 or any other section of this Agreement.

Release   In return for the Severance or payments under sections 4.13(b) and any other amounts payable to the Executive, the Executive will deliver to the Company a full and final release of all claims arising on such termination.

PRIVACY

By accepting employment with the Company, the Executive consents to the Company collecting, using and disclosing his personal information for the purposes relating to the maintenance of the employment relationship.  The purposes of the Company’s collection, use and disclosure include, but are not limited to:

ensuring that the Executive is properly remunerated for his services to the Company which shall include disclosure to third party payroll providers;

administering and/or facilitating the provision of any benefits to which the Executive is or may become entitled, including bonuses, benefits, pensions, registered retirement savings plans, short, medium and long-term incentive plans; this shall include the disclosure of the Executive’s personal information to the Company’s third party service providers and administrators;

ensuring that the Company is able to comply with any regulatory, reporting and withholding requirements relating to the Executive’s Consulting;

performance and promotion;

monitoring the Executive’s access to and use of the Company’s electronic media services in order to ensure that the use of such services is in compliance with the Company’s policies and procedures and is not in violation of any applicable laws;

complying with the Company’s obligations to report improper or illegal conduct by any director, officer, employee or agent of the Company under any applicable securities, criminal or other law;

allowing a potential purchase of the shares or assets of the Company to conduct due diligence with respect to Consulting obligations of the Company, subject to compliance with the treatment of such information as required by applicable legislation respective privacy; and

any other purpose for which the Executive is given notice and which is reasonably related to the maintenance of the Executive’s Consulting relationship.

SUCCESSORS OR ASSIGNS

Successors.  This Agreement shall enure to the benefit of and be binding upon and shall be enforceable by the Company and the successors and assigns of the Company.  The Company will require any successor (whether direct or indirect, by purchase, amalgamation, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume liability, jointly and severally with the Company for the performance by the Company of its obligations under this Agreement.  Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and in addition to all other remedies available to the Executive, the Executive shall be entitled to deliver a notice of resignation under section 4.7 at any time within the four month period following such succession and to receive the payments and to exercise the rights in such section accordingly.

Assignment.  The Company shall be entitled to assign this agreement without the Executive’s consent to any affiliate of the Company on written notice to the Executive, provided there is no material change to the Executive’s terms of employment. The Company shall remain jointly and severally liable to the Executive with such assignee. The Executive shall not be entitled to assign, pledge or grant a security interest in any obligation of the Company to make payment hereunder.

Benefit Binding.  This Agreement shall enure to the benefit of, shall be binding upon, and shall be enforceable by the Executive’s legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive dies while any amounts are still payable to the Executive under this Agreement, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to such legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees or to the Executive’s estate.

MISCELLANEOUS

Applicable Laws.  This Agreement and the employment of the Executive shall be governed, interpreted, construed and enforced according to the laws of the State of Colorado and the laws of the United States of America applicable therein.

Time.  Time shall be of the essence of this Agreement.

Entire Agreement.  This Agreement represents the entire Agreement between the Executive and the Company concerning the subject matter hereof and supersedes any previous oral or written communications, representations, understandings or agreements with the Company or any officer or agent thereof.  This Agreement may only be amended or modified in writing signed by the parties.

Notices.  Any notice, acceptance or other document required or permitted hereunder shall be considered and deemed to have been duly given if delivered by hand or mailed by postage prepaid and addressed to the party for whom it is intended at the party’s address provided as follows or to such other address as the party may specify in writing to the other and shall be deemed to have been received if delivered, on the date of delivery, and if mailed as aforesaid, then on the second business day following the date of mailing thereof, provided that if there shall be at the time of mailing or within two business days thereof a strike, slowdown or other labour dispute which might affect delivery of notice by the mails, then the notice shall only be effective if actually delivered:

In the case of the Company, to:

FISCHER-WATT GOLD COMPANY, INC.

2582 Taft Court

Lakewood, CO 80215

In the case of the Executive, to:

James G. Baughman

2090 S. Joliet St.

Denver, CO  80014.

Waiver.  The waiver by the Executive or by the Company of a breach of any provision of this Agreement by the Company or by the Executive shall not operate or be construed as a waiver of any subsequent breach by the Company or by the Executive.

Recourse on Breach.  The Executive acknowledges that damages would be an insufficient remedy for a breach of this Agreement and agrees that the Company may apply for and obtain any relief available to it in a court of law or equity, including injunctive relief, to restrain breach or threat of breach of this Agreement or to enforce the covenants contained herein, and in particular, the covenant contained in Section 3.3, in addition to the rights the Company may have to damages arising from said breach or threat of breach.  The Executive hereby waives any defences he may or can have to strict enforcement of this Agreement by the Company.

Independent Legal Advice.  The Executive hereby represents and warrants to the Company and acknowledges and agrees that he had the opportunity to seek and was not prevented nor discouraged by the Company from seeking independent legal advice prior to the execution and delivery of this Agreement and that, in the event that he did not avail himself of that opportunity prior to signing this Agreement, he did so voluntarily without any undue pressure and agrees that his failure to obtain independent legal advice shall not be used by him as a defence to the enforcement of his obligations under this Agreement.

IN WITNESS WHEREOF the parties have executed this Agreement on March 14, 2012.

FISCHER-WATT GOLD COMPANY, INC. __________________________________________ Authorized Signatory	) ) ) ) )

SIGNED, SEALED AND DELIVERED by JAMES G. BAUGHMAN in the presence of:

__________________________________________

Name

__________________________________________

Address

__________________________________________

Occupation

) ) ) ) ) ) ) _____________________ ) JAMES G. BAUGHMAN ) ) )